EXHIBIT 32

SECTION 1350 CERTIFICATION

The undersigned hereby certify in their capacity as the Chief Executive Officer and Chief Financial Officer of Sound Financial, Inc. (the "Registrant") that the Quarterly Report of the Registrant on Form 10-Q for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	November 12, 2024	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President, Chief Executive Officer
(Principal Executive Officer)

		By:	/s/ Wesley Ochs
Wesley Ochs
Executive Vice President, Chief Strategy Officer and Chief Financial Officer
(Principal Financial Officer)